UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Cool Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-53443	75-3076597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (“Form 8-K/A”) amends the Current Report on Form 8-K filed by Cool Technologies, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) on February 6, 2018 (the “Original Filing”). This Form 8-K/A does not change any of the other information contained in the Original Filing except as specifically set forth herein. This Form 8-K/A continues to speak as of the date of the Original Filing and we have not updated or amended the disclosures contained therein to reflect events that have occurred since the date of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the SEC subsequent to the date of the Original Filing.

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

As previously reporting in the Original Filing, on January 31, 2018, the Company dismissed Anton and Chia, LLP ("Anton and Chia") as the Registrant’s independent registered public accounting firm. The dismissal of Anton and Chia was approved by the Registrant’s Board of Directors. This Form 8-K/A amends the Original Filing to include the letter from Anton and Chia addressed to the SEC stating whether it agrees with the statements made in the Original Filing, and if not, stating the respects in which it does not agree. A copy of such letter dated as of February 7, 2018, is filed as Exhibit 16.1 to this Form 8-K/A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Anton and Chia LLP Letter to the Securities and Exchange Commission dated February 7, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COOL TECHNOLOGIES, INC.

Date: February 8, 2018	By:	/s/ Timothy Hassett
	Name:	Timothy Hassett
	Title:	Chairman of the Board and Chief Executive Officer

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